EXHIBIT 4.12

[FORM OF]

AMENDED AND RESTATED

TRUST AGREEMENT

OF

CREDIT SUISSE GROUP CAPITAL (DELAWARE) TRUST III

DATED AS OF [      ]

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Exhibit A Form of Trust Preferred Securities	A-1

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[FORM OF]
AMENDED AND RESTATED
TRUST AGREEMENT
OF
CREDIT SUISSE GROUP CAPITAL (DELAWARE) TRUST III

This AMENDED AND RESTATED TRUST AGREEMENT, dated as of [ ], is among [Credit Suisse Group Capital (Delaware) LLC III, a Delaware limited liability company][Credit Suisse Group Capital (Guernsey) X Limited, a Guernsey limited company], as grantor (the “Grantor”), The Bank of New York Mellon, a New York banking corporation, as property trustee (the “Trustee”), BNY Mellon Trust of Delaware, a Delaware banking corporation, as Delaware Trustee (the “Delaware Trustee”), and the Holders (as defined herein) from time to time of Trust Preferred Securities (as defined herein) to be issued pursuant to this Trust Agreement.

WITNESSETH

WHEREAS, Chase Bank USA, National Association, a national banking association, as trustee (the “Original Trustee”) and the Grantor established Credit Suisse Group Capital (Delaware) Trust III (the “Trust”) under the Delaware Statutory Trust Act (12 Del.C. Section 3801, et seq.) (as amended from time to time, the “Statutory Trust Act”), pursuant to a trust agreement, dated as of March 24, 2006 (the “Initial Trust Agreement”), and a Certificate of Trust for the Trust was filed with the Secretary of State of the State of Delaware on March 24, 2006;

WHEREAS, the Delaware Trustee is the successor in interest to the Original Trustee;

WHEREAS, the Grantor, the Trustee and the Delaware Trustee amended and restated the Initial Trust Agreement pursuant to the Amended and Restated Trust Agreement No.  1, dated as of March 9, 2009 (as so amended and restated, the “Original Trust Agreement”), and filed an Amendment to the Certificate of Trust of the Trust with the Delaware Secretary of State of the State of Delaware on March 9, 2009;

WHEREAS, the Trustee, the Delaware Trustee and the Grantor hereby desire to continue the Trust and to amend and restate in its entirety the Original Trust Agreement; and

WHEREAS, the Trust proposes to issue and sell $[   ] aggregate liquidation amount of [              ] (the “Trust Preferred Securities”) guaranteed on a subordinated basis by Credit Suisse Group AG, a company organized under the laws of Switzerland (the “Guarantor”);

NOW, THEREFORE, in consideration of the premises contained herein and intending to be legally bound hereby, it is agreed among the parties hereto to amend and restate in its entirety the Original Trust Agreement as follows:

ARTICLE I
DEFINITIONS

Section 1.01.          Definitions.  The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Trust Agreement and the Trust Preferred Securities:

“Affiliate” of any specified Person means any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the City of New York or Newark, Delaware [If Trust Preferred Securities will be listed on a stock exchange, list location of such exchange].

“Clearing Agency” has the meaning set forth in Section 4.06.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of interest in securities deposited with the Clearing Agency.

“Clearstream” means Clearstream, Luxembourg société anonyme.

“Code” has the meaning specified in Section 4.03(d).

“Company” means [Credit Suisse Group Capital (Delaware) LLC III][Credit Suisse Group Capital (Guernsey) X Limited].

[“Company Preferred Securities” means $[   ] aggregate liquidation preference of [              ] issued by the Company and guaranteed on a subordinated basis by the Guarantor.]

[“Company Preferred Securities Certificate” means the Company Preferred Security certificates evidencing Company Preferred Securities held by the Trustee [If the Company Preferred Securities may be withdrawn from the Trust insert: (unless withdrawn under Section 4.06)] from time to time under this Trust Agreement for the benefit of Holders of the Trust Preferred Securities.]

[“Company Securities Agreement” means the [LLC Agreement][Memorandum and Articles of Incorporation], as from time to time amended, modified or supplemented.]

“Corporate Office” means the principal corporate office of the Trustee at which at any particular time its business in respect of matters governed by this Trust Agreement shall be administered, which at the date of this Trust Agreement is located at 101 Barclay Street, 8W, New York, New York 10286.

[“Corresponding Amount” means (i) for each $[1,000] liquidation amount of Trust Preferred Securities, $[1,000] liquidation preference of Company Preferred Securities and (ii) for each $[1,000] liquidation preference of Company Preferred Securities, $[1,000] liquidation amount of Trust Preferred Securities.]

“Definitive Trust Preferred Securities Certificate” means any definitive permanent registered Trust Preferred Securities issued in exchange for all or a part of the Global Certificate and no longer held by DTC.

“Delaware Trustee” means the party named as the “Delaware Trustee” in the preamble to this Trust Agreement until a successor replaces it pursuant to the applicable provisions of this Trust Agreement and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any such successor or successors.

“Distribution Date” means a date that is a [Dividend][Interest][other] Payment Date as specified in the [Company Securities Agreement][Subordinated Notes][Eligible Investments].

[“Dividend” has the meaning specified in the Company Securities Agreement for “dividend.”]

“DTC” means The Depository Trust Company.

“ERISA” has the meaning specified in Section 4.03(d).

[“Eligible Investments” [has the meaning specified in [the Company Securities Agreement] [means, pursuant to the investment policies from time to time of the Guarantor, the assets or investments which the Trust may hold and consist of (i) the Subordinated Notes; (ii) other securities issued by the Guarantor acting through a branch, agency, other office or Affiliate; or (iii) securities of any entity unaffiliated with the Guarantor].]

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System (or its successor).

“Global Certificate” means the single global Trust Preferred Securities Certificate held by DTC representing the Trust Preferred Securities issued by the Trust.

“Grantor” has the meaning specified in the preamble to this Trust Agreement.

“Guarantee Payments” has the meaning specified in the Subordinated Guarantee.

“Guarantor” has the meaning specified in the recitals to this Trust Agreement.

“Holder” means the Person in whose name a Trust Preferred Security is registered on the Register maintained by the Registrar for such purposes.  [“Interest Payment” has the meaning specified in the Subordinated Note.]

[“Interest Payment Date” has the meaning specified in the Subordinated Note.]

“Investment Company Act” means the U.S.  Investment Company Act of 1940, as amended from time to time, or any successor legislation.

“Investment Company Event” means the receipt by the Guarantor of an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that there is more than an insubstantial risk that the Trust is an “investment company” within the meaning of the Investment Company Act.

[“Liquidation Preference” has the meaning specified in the Company Securities Agreement.]

“List of Holders” has the meaning specified in Section 2.02(a).

[“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Grantor, dated as of [           ], and as from time to time amended, modified or supplemented.]

“Majority” has the meaning specified in Section 2.06(a).

[“Memorandum and Articles of Incorporation” means the Memorandum and Articles of Incorporation of the Grantor, as from time to time amended, modified or supplemented.]

“Officers’ Certificate” means a certificate signed in the name of the Grantor by any two of its officers and delivered to the Trustee.

“Opinion of Counsel” means the written opinion of counsel, who may be counsel to the Grantor, and who shall be reasonably acceptable to the Trustee.

“Original Trust Agreement” has the meaning specified in the recitals to this Trust Agreement.  “Owner” has the meaning specified in Section 4.06.

“Paying Agent” means the Person or Persons from time to time appointed and acting as Paying Agent as provided in Section 5.05 and shall initially be The Bank of New York Mellon.[If the Trust Preferred Securities will be listed on a stock exchange insert paying agents required by such exchange]

“Person” means any individual, general partnership, corporation, limited partnership, limited liability company, joint venture, trust, statutory trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

“Plan” has the meaning specified in Section 4.03(d).

“Potential Securityholder” has the meaning assigned to it in Section 4.09.

“Qualified Subsidiary” means a subsidiary of the Guarantor which satisfies the conditions to be considered a “company controlled by the parent company” under Rule 3a-5 of the Investment Company Act, or any successor provision.

“Redemption Date” has the meaning specified in Section 5.02.

“Register” has the meaning specified in Section 4.03.

“Registrar” means any bank or trust company appointed to register Trust Preferred Securities and transfers thereof as herein provided, and shall initially be The Bank of New York Mellon.

“Regular Distribution” has the meaning specified in Section 5.04.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Similar Law” has the meaning specified in Section 4.03(d).

“Statutory Trust Act” has the meaning specified in the recitals to this Trust Agreement.

“Subordinated Guarantee” means the guarantee, on a subordinated basis, of the [Trust][Company] Preferred Securities, pursuant to the [Trust][Company] Preferred Securities Subordinated Guarantee Agreement, dated as of [ ], between the Guarantor and The Bank of New York Mellon as from time to time amended, modified or supplemented.

[“Subordinated Notes” means the [   ]% subordinated notes due [   ] of the Guarantor or one of its branches or subsidiaries and any successor subordinated notes that may constitute the Trust Estate.]

“Tax Event” means the receipt by the Guarantor or any of its Affiliates of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland, [Guernsey] or the United States, as appropriate, experienced in such matters to the effect that there is more than an insubstantial risk that (A) the Trust is or will be subject to more than a de minimis amount of franchise, corporate or income taxes, duties or other governmental charges in addition to the amount it is subject to as of the date hereof, (B) [the Guarantor or one of its branches or subsidiaries under the Subordinated Notes] [or the obligor under the Eligible Investments] is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on such [Subordinated Notes] [Eligible Investments] or with respect to any payments on the Trust Preferred Securities, (C) the Trust is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to distributions on the Trust Preferred Securities, or (D) the treatment of any of the Trust’s items of income, gain, loss, deduction or expense, or the treatment of any item of income, gain, loss, deduction or expense of [the Guarantor or one of its branches or subsidiaries related to the Subordinated Notes] [the obligor related to the Eligible Investments], in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by the Trust or the Guarantor or one of its branches or subsidiaries, will not be respected by a taxing authority, as a result of which the Trust or the Guarantor or one of its branches or subsidiaries is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities.

“Transfer Agent” means the Person or Persons from time to time appointed and acting as Transfer Agent as provided in Section 4.03(c) and shall initially be The Bank of New York Mellon.  [If the Trust Preferred Securities will be listed on a stock exchange insert transfer agent required by such exchange]

“Trust” has the meaning specified in the recitals to this Trust Agreement.

“Trust Agreement” means this Trust Agreement, as the same may be amended, modified or supplemented from time to time.

“Trust Common Securities” means the securities representing common undivided beneficial interests in the Trust.

“Trustee” means the party named as the “Trustee” in the preamble to this Trust Agreement until a successor replaces it pursuant to the applicable provisions of this Trust Agreement and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Trust Estate” means all right, title and interest of the Trust in and to [the Company Preferred Securities] [the Subordinated Notes] [Eligible Investments] [and the related rights of the Trust under the Subordinated Guarantee], from time to time held by the Trustee hereunder, and all distributions and payments with respect thereto.  “Trust Estate” shall not include any amounts paid or payable to the Guarantor pursuant to this Trust Agreement, including, without limitation, fees, expenses and indemnities.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Preferred Securities” has the meaning specified in the recitals to this Trust Agreement.

“Trust Preferred Securities Certificate” means a Trust Preferred Securities certificate issued hereunder evidencing Trust Preferred Securities, substantially in the form of Exhibit A, except as otherwise required by DTC.

“U.S.  dollars,” “dollars”, “U.S.$” and “$” mean the currency of the United States of America.

ARTICLE II
TRUST INDENTURE ACT

Section 2.01.          Trust Indenture Act; Application.  (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.  A term defined in the Trust Indenture Act has the same meaning when used in this Trust Agreement, unless otherwise defined in this Trust Agreement or unless the context otherwise requires.

(b)           The Trustee shall be the only trustee hereunder which shall be a trustee for purposes of the Trust Indenture Act.

(c)           If and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

(d)           The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Preferred Securities as equity securities representing undivided beneficial interests in the Trust Estate.

Section 2.02.          Lists of Holders of the Trust Preferred Securities.  (a) If the Trust Preferred Securities are not held in the form of a Global Certificate registered in the name of DTC or its nominee, the Grantor shall provide the Trustee a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Trust Preferred Securities (each such list, a “List of Holders”) (i) within 14 days after each record date for payment of [Dividends][Interest Payments][other payments], as of such record date and (ii) at any other time, within 30 days of receipt by the Trust of a written request from the Trustee for such List of Holders, as of a date no more than 14 days before such List of Holders is given to the Trustee.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in the List of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity); provided that the Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b)           The Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

Section 2.03.          Reports by the Trustee.  Within 60 days after [May 1] of each year, the Trustee shall provide to the Holders of the Trust Preferred Securities such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by

Section 313 of the Trust Indenture Act.  The Trustee shall also comply with the other requirements of Section 313 of the Trust Indenture Act.

Section 2.04.          Periodic Reports to the Trustee.  The Grantor shall provide to the Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form and manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be provided by the Grantor within [ ] days after the end of each fiscal year of the Grantor, commencing with the fiscal year ending [               ], 20[ ][ ].  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates furnished by the Grantor).

Section 2.05.          Evidence of Compliance with Conditions Precedent.  The Grantor shall provide to the Trustee evidence of compliance with the conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.  Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers’ Certificate.

Section 2.06.          Defaults; Waiver.  (a) If this Trust Agreement, as amended or restated, shall provide for any defaults with respect to the Trust Preferred Securities, the Holders of a Majority in liquidation amount of the Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past default in respect of the Trust Preferred Securities and its consequences[; provided  that, if the default is also a default in respect of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] and:

(i)            is not waivable under the [Company Securities Agreement][Subordinated Notes][Eligible Investments], the default under this Trust Agreement shall also not be waivable; or

(ii)           requires the consent or vote of the holders of more than 50% (a “Majority”) of the [aggregate Liquidation Preference of the Company Preferred Securities][aggregate principal amount of the Subordinated Notes][amount of Eligible Investments] to be waived under the [Company Securities Agreement][Subordinated Notes][Eligible Investments], the default under this Trust Agreement may only be waived by the vote of the Holders of at least the relevant Majority in liquidation amount of the Trust Preferred Securities].

The foregoing provisions of this Section 2.06(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Trust Preferred Securities, as permitted by the Trust Indenture Act.  Upon such waiver, any such default shall cease to exist, and any default with respect to the Trust Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default with respect to the Trust Preferred Securities or impair any right consequent thereon.

(b)           A waiver of any default provided for under the [Company Securities Agreement] [Subordinated Notes] [Eligible Investments] by the Trustee at the direction of the Holders of the Trust Preferred Securities constitutes a waiver of the corresponding default, if any, under this Trust Agreement.  The foregoing provisions of this Section 2.06(b) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Trust Agreement and the Trust Preferred Securities, as permitted by the Trust Indenture Act.

Section 2.07.          Notice of Default.  If this Trust Agreement, as amended or restated, shall provide for any defaults with respect to the Trust Preferred Securities, the Trustee shall, within 90 days after the occurrence of a default with respect to the Trust Preferred Securities, transmit by mail, first class postage prepaid, to the Holders of the Trust Preferred Securities, notices of all defaults with respect to the Trust Preferred Securities actually known to an officer of the Trustee responsible for the administration of this Trust Agreement, unless such defaults shall have been cured before the giving of such notice; provided that, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Preferred Securities.

The Trustee shall not be deemed to have knowledge of any default with respect to the Trust Preferred Securities unless an officer of the Trustee in its Corporate Office shall have received written notice thereof from the Grantor or a Holder of any Trust Preferred Securities, or an officer of the Trustee charged with the administration of this Trust Agreement shall have obtained actual knowledge of such default.

ARTICLE III
CONTINUATION OF TRUST

Section 3.01.          Continuation of Trust.  (a) The Trust continued hereby shall be known as “Credit Suisse Group Capital (Delaware) Trust III,” in which name the Trust, and the Trustee on behalf of the Trust, may engage in the transactions contemplated hereby, make and execute contracts and other instruments and sue and be sued.  It is the intention of the parties that the Trust continued hereby constitute a statutory trust under the Statutory Trust Act and that this Trust Agreement constitute the governing instrument of the Trust.  The Trust exists for the exclusive purposes of (i) issuing and selling Trust Preferred Securities representing an undivided beneficial interest in the Trust Estate and to use the proceeds from such sale to acquire the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments], (ii) entering into and performing its duties under the related documents to which it is a party and (iii) engaging in only those other activities necessary or incidental thereto.  The Grantor hereby delivers to the Trustee for deposit in the Trust [one or more Company Preferred Securities Certificates representing Company Preferred Securities with an aggregate Liquidation Preference] [Subordinated Notes in an aggregate principal amount] [Eligible Investments in an amount] of $[          ] for the benefit of the Holders of the Trust Preferred Securities.  To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustee or any other Holder, each Holder shall be entitled to enforce, in the name of the Trust, the rights of the Trust under the [Company Preferred Securities][Subordinated Notes][Eligible Investments][and the related rights under the Subordinated Guarantee] represented by the Trust Preferred Securities held by such Holder.  Any recovery on such an enforcement action shall belong solely to such Holder who brought the action, not to the Trust, the Trustee or any other Holder individually or to the Holders as a group.  The Trustee shall have the power and authority (subject to the Trustee’s rights, privileges and protections in Section 6.02 and elsewhere herein) to enforce any of the Trust’s rights in respect of the [Company Preferred Securities][Subordinated Notes][Eligible Investments] which are not enforced by any Holder.  Subject to Section 7.02, the Trust shall be irrevocable.

(b)           The Trustee hereby acknowledges receipt of [one or more Company Preferred Securities Certificates representing Company Preferred Securities with an aggregate Liquidation Preference] [Subordinated Notes in an aggregate principal amount] [Eligible Investments in an amount] of $[        ] registered in the name of the Trust, and its acceptance on behalf of the Trust of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments], and declares that the Trust shall hold the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] for the benefit of the Holders of the Trust Preferred Securities.

Section 3.02.          Trust Account.  The Trustee shall open an account with a banking institution authorized to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by a federal or state banking authority.  Such account shall be entitled “Credit Suisse Group Capital (Delaware) Trust III — Trust Account.” All distributions received by the Trustee on behalf of the Trust in respect of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] (which payments shall include, but not be limited to, any Guarantee Payments made pursuant to the Subordinated Guarantee) shall be deposited in such account by the Trustee until distributed as provided in Article V.

Section 3.03.          Title to Trust Property.  Legal title to the Trust Estate shall be vested at all times in the Trustee on behalf of the Trust.

Section 3.04.          Office of the Delaware Trustee; Location of Books and Records.  The address of the Delaware Trustee in the State of Delaware is BNY Mellon Trust of Delaware, 100 White Clay Center, Route 273, New Castle County, Newark, Delaware 19711, Attention: Corporate Trust Services Division, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Grantor and the Trustee.  The account described in Section 3.02 shall be maintained with a bank in the State of Delaware or New York.  The Trustee shall cause the books and records of the Trust to be maintained at the Corporate Office.  The Trust Estate shall be held in the State of Delaware or New York.  Notwithstanding the foregoing, the Trustee may transfer such of the books and records, assets (including without limitation, the [Company Preferred Securities][Subordinated Notes][Eligible Investments]) and

accounts of the Trust to a co-trustee appointed pursuant to Section 6.09 or to such agents as it may appoint in accordance with Section 6.02 (in either case, whether located within or outside the State of Delaware), as shall be reasonably necessary (and for so long as may be reasonably necessary) to enable such co-trustee or agents to perform the duties and obligations for which such co-trustee or agents may be so employed.

Section 3.05.          Assets of the Trust.  The only assets of the Trust shall be the Trust Estate.  The Trust may not acquire any assets, issue any equity securities or any debt securities, or engage in any activities other than as expressly provided for herein.

Section 3.06.          Liability of Holders of the Trust Preferred Securities.  With respect to the Trust, Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability to which stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware are extended.

ARTICLE IV
FORM OF TRUST PREFERRED SECURITIES, EXECUTION AND
DELIVERY,TRANSFER AND SURRENDER OF TRUST PREFERRED SECURITIES

Section 4.01.          Form and Transferability of Trust Preferred Securities.  (a) Except as otherwise required by DTC, the Trust Preferred Securities shall be in substantially the form set forth in Exhibit A, with the appropriate insertions, modifications and omissions, as hereinafter provided or as shall be agreed between the Grantor and the Trustee.

(b)           The Trust Preferred Securities shall be issued in denominations of $[2,000] liquidation amount and whole-number multiples of $[1,000] in excess thereof.  All Trust Preferred Securities shall be dated the date of their execution or countersignature.

(c)           Trust Preferred Securities may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Trust Agreement as may be required by the Trustee or the Grantor or any applicable law or regulation or the rules and regulations of any securities exchange upon which the Trust Preferred Securities may be listed or to conform with any usage with respect thereto.

(d)           Title to any Trust Preferred Security that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until the transfer shall be registered on the Register as provided in Section 4.03, the Trust, the Trustee, the Registrar and the Grantor may, notwithstanding any notice to the contrary, treat the Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions (subject to Section 5.04) or to any notice provided for in this Trust Agreement and for all other purposes.

(e)           Trust Preferred Securities shall be executed by the Trustee by the manual signature of a duly authorized signatory of the Trustee; provided, however, that such signature may be a facsimile if a Registrar (other than the Trustee) shall have countersigned the Trust Preferred Security by manual signature of a duly authorized signatory of the Registrar.  No Trust Preferred Security shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence.  The Registrar shall record on the Register each Trust Preferred Security executed as provided above and delivered as hereinafter provided.  Trust Preferred Securities bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trustee shall be validly issued notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Preferred Securities or did not hold such offices at the date of delivery of such Trust Preferred Securities.

Section 4.02.          Issuance of Trust Preferred Securities.  (a) The Trustee having received on behalf of the Trust one or more [Company Preferred Securities Certificates representing Company Preferred Securities with an aggregate Liquidation Preference] [Subordinated Notes in an aggregate principal amount] [Eligible Investments in an amount] of $[ ] and having acknowledged such receipt in Section 3.01(b), subject to the terms and conditions of this Trust Agreement, the Trustee, on behalf of the Trust, shall execute and deposit a single Global Certificate with DTC or its nominee or the custodian therefor, DTC or its nominee thereupon becoming the initial Holder of the Trust Preferred Securities.

(b)           Beneficial interests in the Trust Preferred Securities represented by a Global Certificate will be evidenced by, and transfers thereof will be effected only through, records maintained by the Clearing Agency Participants.  Unless and until Definitive Trust Preferred Securities Certificates have been issued to the Owners pursuant to Section 4.03(c):

(i)            the provisions of this Section 4.02(b) shall be in full force and effect;

(ii)           the Trust and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement (including the payment of distributions on the Global Certificate and receiving approvals, votes or consents hereunder) as the Holder of the Trust Preferred Securities and the sole Holder of the Global Certificate, and shall have no obligation to the Owners;

(iii)          to the extent that the provisions of this Section 4.02(b) conflict with any other provisions of this Trust Agreement, the provisions of this Section 4.02(b) shall control; and

(iv)          the rights of the Owners shall be exercised only through the Clearing Agencies and shall be limited to those established by law and agreements between such Owners and the relevant Clearing Agency and/or the Clearing Agency Participants, and the Clearing Agency shall receive and transmit payments of distributions on the Global Certificate to such Clearing Agency Participants.  The Clearing Agency will make book-entry transfers among the Clearing Agency Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Trust Preferred Securities Certificates have not been issued to the Owners pursuant to Section 4.03(c), the Trustee may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustee by any Clearing Agency setting forth the Owners’ votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

(c)           Notices to Clearing Agency.  Whenever a notice or other communication to the Holders is required under this Trust Agreement, unless and until Definitive Trust Preferred Securities Certificates shall have been issued to the Owners pursuant to Section 4.03(c), the Trustee shall give all such notices and communications specified herein to be given to the Holders to the Clearing Agency, and shall have no notice obligations to the Owners [If the Trust Preferred Securities will be listed on a stock exchange insert any notices required by such exchange].

(d)           Appointment of Successor Clearing Agency.  If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Trust Preferred Securities, the Grantor and the Trust shall use their best efforts to appoint a successor Clearing Agency with respect to the Trust Preferred Securities.

(e)           None of the Grantor, the Trust or the Trustee nor any agent of the Grantor, the Trust or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 4.03.          Registration, Transfer and Exchange of Trust Preferred Securities.  (a) The Trustee shall cause a Register (the “Register”) to be kept at the office of the Registrar in which, subject to such reasonable regulations as the Trustee and the Registrar may prescribe, the Trustee shall provide for the registration of Trust Preferred Securities and of transfers and exchanges of Trust Preferred Securities as herein provided.  In the absence of appointing a third party, the Trustee shall serve as the Registrar.  The Bank of New York Mellon, at the Corporate Office, is hereby appointed the initial Registrar.  The Grantor may remove the Registrar and, upon removal or resignation of the Registrar, appoint a successor Registrar.  Subject to the terms and conditions of this Trust Agreement, the Registrar shall register the transfers on the Register from time to time of Trust Preferred Securities upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law.  Upon such surrender, the Trustee shall execute and, if applicable, the Registrar shall countersign, a new Trust Preferred Security of a like aggregate liquidation amount in accordance with Section 4.01(e) and deliver the same to or upon the order of the Person entitled thereto.

(b)           At the option of a Holder, Trust Preferred Securities may be exchanged for other Trust Preferred Securities in a like aggregate liquidation amount.  Upon surrender of a Trust Preferred Security at the office of the Registrar or such other office as the Trustee may designate for the purpose of effecting an exchange of Trust Preferred Securities, subject to the conditions to transfer set forth in this Trust Agreement, the Trustee shall execute and, if applicable, the

Registrar shall countersign, and deliver a new Trust Preferred Security of a like aggregate liquidation amount as the Trust Preferred Security surrendered.

As a condition precedent to the registration of the transfer or exchange of any Trust Preferred Security, the Registrar may require (i) production of proof satisfactory to it as to the identity and genuineness of any signature; (ii) compliance with such regulations, if any, as the Trustee or the Registrar may establish not inconsistent with the provisions of this Trust Agreement; and (iii) such other information as the Registrar may reasonably request.

No Holder may require the transfer of any Trust Preferred Security to be registered during the period of fifteen days ending on the due date for any payment of the liquidation amount on the Trust Preferred Securities.  The Trust shall not be required to register, or cause others to register, the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

Registration of transfers of Trust Preferred Securities, including Trust Preferred Securities Certificates, shall be made without charge by the Trust, but the transferor must pay any tax or governmental charge that may be imposed in relation to the transfer, together with any indemnity that the Trust or the Guarantor or the Transfer Agent may require.

(c)           The Global Certificate is exchangeable for Definitive Trust Preferred Securities Certificates in registered form if: (i) DTC notifies the Grantor that it is unwilling or unable to continue as depositary for the Global Certificate and the Grantor does not appoint a successor depositary within 90 days, (ii) DTC has ceased to be a clearing agency registered under the Securities Exchange Act and the Grantor does not appoint a successor depositary within 90 days, (iii) the Grantor decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the Trust Preferred Securities represented by the Global Certificate, or (iv) if a default with respect to the Trust Preferred Securities has occurred and is continuing.  Upon surrender of the Global Certificates by the Clearing Agency, accompanied by registration instructions, the Grantor will cause to be prepared for delivery to the Owners the Definitive Trust Preferred Securities Certificates in accordance with instructions of the Clearing Agency.

Definitive Trust Preferred Securities Certificates may be transferred in denominations of $[2,000] and any whole-number multiples of $[ 1,000] in excess thereof thereof by surrendering the Definitive Trust Preferred Securities Certificates, together with the form of transfer endorsed on it, duly completed and executed, at the specified office of the Transfer Agent.  The initial Transfer Agent shall be The Bank of New York Mellon, at the Corporate Office.  [If the Trust Preferred Securities will be listed on a stock exchange insert transfer agent required by such exchange.] If only part of a Definitive Trust Preferred Securities Certificate is transferred, a new Definitive Trust Preferred Securities Certificate representing the securities not transferred shall be issued to the transferor within three Business Days after the Transfer Agent receives the certificate.  The new Definitive Trust Preferred Securities Certificate representing the Trust Preferred

Securities that were not transferred shall be delivered to the transferor by uninsured mail at the risk of the transferor, to the address of the transferor that appears in the Register.  The new Definitive Trust Preferred Securities Certificate representing the Trust Preferred Securities that were transferred shall be sent to the transferee within three Business Days after the Trustee receives the surrendered Definitive Trust Preferred Securities Certificate by uninsured mail at the risk of the Holder entitled to the Definitive Trust Preferred Securities Certificate, to the address specified on the form of transfer.

All transfers of Definitive Trust Preferred Securities Certificates and entries shall be made as provided in any registrar and transfer agency agreement, among the Trust and the Registrar and Transfer Agents, relating to the Trust Preferred Securities.

(d)           No Trust Preferred Securities may be sold or otherwise transferred unless the purchaser or transferee of such Trust Preferred Securities represents, or is deemed to represent, that on each day from the date of acquisition through and including the date of disposition either (i) it is not an employee benefit plan or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), a governmental or other plan subject to substantially similar federal, state or local law (“Similar Law”), an entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity or otherwise (each of the foregoing, a “Plan”) or acting on behalf of or investing the assets of any such Plan or (ii) its acquisition, holding and disposition of the Trust Preferred Securities (and the transactions of the underlying Trust (including the acquisition and holding of the Trust Estate)) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code including by reason of Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or in a violation of Similar Law.  In connection with any transfer of beneficial interests in the Global Certificate, neither the Trustee nor the Registrar shall have any responsibility for determining or monitoring compliance with the provisions of the foregoing sentence; and in connection with any transfer of a Definitive Trust Preferred Securities Certificate, unless the Grantor shall have required that any transferee execute an appropriate certification as to compliance with the provisions of said sentence as a condition to any such transfer, the form of which certification shall have been delivered to the Trustee and the Registrar, the Trustee and the Registrar shall be entitled to assume, in connection with any such transfer, that the transferee has complied with the provisions of said sentence.

Section 4.04.          Lost or Stolen Trust Preferred Securities, Etc.  If (i) any mutilated Trust Preferred Securities Certificate shall be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Preferred Securities Certificate, and (ii) there shall be delivered to the Registrar and the Grantor such security or indemnity as may be required by them to hold each of them harmless, then in the absence of notice that such Trust Preferred Securities Certificate shall have been acquired by a bona fide purchaser or, as applicable, any protected purchaser, the Grantor shall make available for delivery, in exchange for or in lieu of any mutilated, destroyed, lost or stolen Trust Preferred Securities Certificate, a new Trust Preferred Securities Certificate of a like aggregate liquidation amount.  In connection with the issuance of any new Trust Preferred Securities Certificate, the

Grantor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Trust Preferred Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of a Trust Preferred Securities Certificate corresponding to that evidenced by the lost, stolen or destroyed Trust Preferred Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Preferred Securities Certificate shall be found at any time.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Trust Preferred Securities Certificates.

Section 4.05.          Cancellation and Destruction of Surrendered Certificates.  All Trust Preferred Securities Certificates surrendered to the Trustee shall be canceled by the Trustee.  Except as prohibited by applicable law or regulation, the Trustee may destroy such canceled Trust Preferred Securities Certificates or otherwise dispose of them in accordance with its usual practices.

[If the Company Preferred Securities may be withdrawn from the Trust insert:

Section 4.06.          Surrender of Trust Preferred Securities and Withdrawal of Company Preferred Securities.  Any Person who is the beneficial owner (an “Owner”) of the Trust Preferred Securities represented by the Global Certificates held by DTC or a successor clearing agency (the “Clearing Agency”) or, if a participant in the Clearing Agency is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly), in accordance with the rules of such Clearing Agency, may withdraw all, but not less than all, of the Company Preferred Securities represented by such Trust Preferred Securities by providing a written notice to the Trustee, with evidence of beneficial ownership in form satisfactory to the Trustee, and providing to the Grantor such documents or information as the Grantor may request for tax reporting purposes, at the Corporate Office or at such other office as the Trustee may designate for such withdrawals, all in form satisfactory to the Trustee, in its sole discretion.  The Owner’s notice shall also be deemed to be such Owner’s agreement to be subject to the terms of the Company Securities Agreement applicable to the rights of holders of the Company Preferred Securities.

Within a reasonable period after such a request has been properly made, the Trustee shall instruct DTC to reduce the Trust Preferred Securities represented by the Global Certificate by the Corresponding Amount of the Company Preferred Securities to be so withdrawn by the withdrawing Owner.  The Grantor shall issue to the withdrawing Owner a Company Preferred Securities Certificate representing the amount of the Company Preferred Securities so withdrawn.  The Trustee shall not be responsible for any failure by the Grantor to issue or any delay by the Grantor in issuing any Company Preferred Securities Certificate pursuant to this Section.

Any Owner who wishes to withdraw the Company Preferred Securities in accordance with this Section 4.06 shall be required to provide the Grantor with a completed Internal

Revenue Service Form W-9 or W-8, as appropriate, and/or such other documents or information as are requested by the Grantor for tax reporting purposes and thereafter shall be admitted to the Grantor as a member of the Grantor upon such Owner’s receipt of a Company Preferred Securities Certificate registered in such Owner’s name.

The Trustee shall deliver the appropriate number of Company Preferred Securities Certificates in exchange for the Trust Preferred Securities surrendered in accordance with this Section 4.06 to the Owner at the Corporate Office or at such other office as the Trustee may designate for such deliveries, except that, at the request, risk and expense of the Owner and for the account of the Owner, such delivery may be made at such other place as may be designated by such Owner.  The Trustee shall only deliver such Company Preferred Securities Certificates upon payment by such Owner to the Trustee of all taxes and other governmental charges and any fees (including the fees and expenses of the Trustee and its counsel) payable in connection with such delivery and the transfer of such Company Preferred Securities Certificates.

Notwithstanding anything in this Section 4.06 to the contrary, if the Company Preferred Securities exchangeable for Trust Preferred Securities have been called for redemption in accordance with the Company Securities Agreement, no Owner of such Trust Preferred Securities may withdraw any or all of the Company Preferred Securities represented by such Trust Preferred Securities.]

[If the Company Preferred Securities may be withdrawn from the Trust insert:

Section 4.07.          Redeposit of Company Preferred Securities.  Any Holder of Company Preferred Securities may redeposit withdrawn Company Preferred Securities by delivering to the Trustee or its designee the Company Preferred Securities Certificate for the Company Preferred Securities to be deposited, which are (i) if required by the Trustee, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the Trustee and, as determined by the Grantor, in compliance with the terms of the Company Securities Agreement and (ii) accompanied by all such certifications as may be required by the Trustee in its sole discretion and in accordance with the provisions of this Trust Agreement.  Within a reasonable period after such deposit is properly made, the Trustee shall instruct DTC to increase the amount of Trust Preferred Securities represented by the Global Certificate held by DTC by an amount equal to the Company Preferred Securities so deposited.  The Trustee shall only accept the redeposit of such Company Preferred Securities upon payment by such Holder of the Company Preferred Securities to the Trustee of all taxes and other governmental charges and any fees and expenses (including the fees and expenses of the Trustee and its counsel) payable in connection with such deposit and the transfer of the deposited Company Preferred Securities.

If required by the Trustee, Company Preferred Securities Certificates presented for redeposit at any time shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Trustee, that shall provide for the prompt transfer to the Trustee or its nominee of any distribution or other right that any Person in whose name the Company Preferred Securities Certificates are registered may thereafter receive upon or in respect of such deposited Company Preferred Securities, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Trustee.]

[If the Company Preferred Securities may be withdrawn from the Trust insert:

Section 4.08.          Filing Proofs, Certificates and Other Information.  Any Person presenting Company Preferred Securities Certificates for redeposit in accordance with Section 4.07 may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Trustee or the Grantor may reasonably deem necessary or proper.]

Section 4.09.          Ownership of Trust Common Securities by the Grantor.  The Grantor, for so long as any Trust Preferred Securities remain outstanding, shall maintain, or shall cause any one or more Qualified Subsidiaries (each, a “Potential Securityholder”) to maintain, 100% ownership of the Trust Common Securities.  The Grantor may transfer or permit the transfer of the Trust Common Securities from one Potential Securityholder to another Potential Securityholder; provided that prior to such transfer it has received an opinion of a nationally recognized U.S.  law firm experienced in such matters to the effect that such transfer will not cause the Trust to be required to register under the Investment Company Act.

ARTICLE V
DISTRIBUTIONS AND OTHER RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

Section 5.01.          Periodic Distributions.  Whenever (and to the extent) the Trust receives any cash payments representing a [Dividend][Interest Payment][other payment] or redemption on the [Company Preferred Securities][Subordinated Notes][Eligible Investments], or payments from the Guarantor pursuant to the Subordinated Guarantee, the Trustee acting directly or through any Paying Agent shall distribute such amounts to Holders of the Trust Preferred Securities on the record date fixed pursuant to Section 5.04, in proportion to the respective liquidation amount of Trust Preferred Securities held by such Holders.

Section 5.02.          Redemptions.  The Trust Preferred Securities shall be redeemed only upon redemption of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments].

If the [Grantor redeems the Company Preferred Securities][Guarantor redeems the Subordinated Notes][Eligible Investments are redeemed] in accordance with the [Company Securities Agreement] [Subordinated Notes] [Eligible Investments], then the [Grantor] [Guarantor] shall give the Trustee at least 30 days’ prior notice.  The Trustee shall mail a corresponding notice of the redemption not less than 25 days prior to the date fixed for redemption (the “Redemption Date”) of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] to the Holders of the Trust Preferred Securities as provided under Section 8.04.  No defect in the notice of redemption or in the mailing or delivery thereof shall affect the validity of the redemption proceedings.  The [Grantor][Guarantor] shall provide the Trustee with the form of such notice, and each such notice shall state: (i) the Redemption Date, (ii) the redemption price at which the Trust Preferred Securities and the [Company Preferred Securities][Subordinated Notes][Eligible Investments] are to be redeemed, (iii) that all outstanding Trust Preferred Securities are to be redeemed or, in the case of a redemption of fewer than all outstanding Trust Preferred Securities in connection with a partial redemption of the [Company Preferred Securities][Subordinated Notes][Eligible Investments], the amount of such Trust Preferred Securities to be so redeemed and (iv) the place or places where Trust Preferred Securities to be redeemed are to be surrendered for redemption.

If only some of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities to be redeemed shall be selected in accordance with DTC’s procedures.  If the Trust Preferred Securities do not remain registered in the name of DTC or its nominee and only some of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities shall be redeemed proportionally or selected for redemption by the Trustee pursuant to the rules of any securities exchange on which the Trust Preferred Securities are listed at that time or by such method as the Trustee shall deem fair and appropriate.  The Grantor shall promptly notify the Registrar and Transfer Agent, in writing, of the Trust Preferred Securities selected for partial redemption in accordance with the foregoing provisions.

The [Grantor][Guarantor] agrees that if a partial redemption of the [Company Preferred Securities][Subordinated Notes] [Eligible Investments] would result in a delisting of the Trust Preferred Securities from any securities exchange on which the Trust Preferred Securities are then listed [the [Grantor] [Guarantor] shall only redeem the [Company Preferred Securities] [Subordinated Notes] [the Guarantor shall ensure that the Eligible Investments are redeemed only] in whole.

On the date of redemption of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments], so long as the [Grantor] [Guarantor] has deposited, or caused to be deposited, with The Bank of New York Mellon, the Paying Agent, on behalf of the Trust, the aggregate amount payable upon redemption of all the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] held by the Trust to be redeemed, the Paying Agent on behalf of the Trust shall, if the Trust Preferred Securities are represented by Global Certificates, irrevocably deposit with DTC funds sufficient to pay the redemption price and give DTC irrevocable instructions to pay the redemption price to the Holders of the Trust Preferred Securities to be redeemed.

Once the Paying Agent has received this deposit, all rights of the Holders of the Trust Preferred Securities called for redemption shall end, except their right to receive the redemption price, without interest; provided, however, that upon presentation of any Trust Preferred Securities redeemed in part only, the Trustee shall execute and, if applicable, the Registrar shall countersign, and make available for delivery to or on the order of the Holder thereof, at the expense of the Trust, new Trust Preferred Securities in an amount equal to the unredeemed portion of the Trust Preferred Securities so presented.  If any date fixed for redemption of the Trust Preferred Securities is not a Business Day,

then the redemption price shall instead be paid on the next Business Day, except that if that Business Day falls in the next calendar year, the redemption price shall be paid on the preceding Business Day.  No interest or other payment shall be due as a result of any such adjustment.

Section 5.03.          [Distributions in Liquidation of Grantor.  Upon receipt by the Trust of any Liquidation Preference from the Grantor upon the liquidation of the Grantor, after satisfaction of creditors of the Trust as required by applicable law, the Trust shall distribute the same to the Holders of the Trust Preferred Securities on the record date fixed pursuant to Section 5.04, in proportion to the respective Liquidation Preference of the Company Preferred Securities corresponding to the Trust Preferred Securities held by such Holders.]

Section 5.04.          Fixing of Record Date for Holders of the Trust Preferred Securities.  Each distribution on the Trust Preferred Securities (each a “Regular Distribution”) shall be payable to the Holders as they appear on the Register on the corresponding record date.  The record date for Regular Distributions is the fifteenth calendar day prior to the relevant Distribution Date.  Whenever any other distribution shall become payable, or whenever the Trustee shall receive notice of any meeting at which holders of the [Company Preferred Securities][Subordinated Notes] [Eligible Investments] are entitled to vote or of which holders of the [Company Preferred Securities][Subordinated Notes] [Eligible Investments] are entitled to notice, the Trustee shall in each such instance fix a record date (which shall be the same date as the record date fixed with respect to the [Company Preferred Securities][Subordinated Notes] [Eligible Investments], of which the [Grantor] [Guarantor] shall promptly inform the Trustee) for the determination of the Holders of the Trust Preferred Securities who shall be entitled (i) to receive such distribution, or (ii) to receive notice of, and to give instructions for the exercise of voting rights at, any such meeting.

Section 5.05.          Payment of Distributions.  The Trust shall maintain a Paying Agent with respect to the Trust Preferred Securities, which shall initially be The Bank of New York Mellon, at the Corporate Office.  The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Trustee.  If The Bank of New York Mellon resigns as Paying Agent, the Trustee shall appoint another bank or trust company to act as Paying Agent.  [If the Trust Preferred Securities will be listed on a stock exchange insert paying agents required by such exchange]

As long as the Trust Preferred Securities are in book-entry form, payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates.  The payments shall be distributed to participants, indirect participants and beneficial owners of the Trust Preferred Securities in accordance with DTC’s procedures.

If Definitive Trust Preferred Securities Certificates are issued as described in Section 4.03(c), payments on the Trust Preferred Securities shall be made by check mailed to the address of the Holder entitled to receive the payment, as such address appears in the Register.

Payments of the redemption price of, and, if the Trust shall liquidate or dissolve as provided herein, distributions in liquidation on, Trust Preferred Securities shall be made upon surrender of such Trust Preferred Securities at the office of the Paying Agent.  The [Grantor][Guarantor] shall pay, or cause to be paid, [Dividends] [Interest Payments] [other payments] on, the redemption price of, [and Liquidation Preference on the Company Preferred Securities] [Subordinated Notes] [Eligible Investments] directly to the Paying Agent for distribution to the Holders of the Trust Preferred Securities in accordance with the terms of this Trust Agreement and the paying agency agreement as then in effect with the Paying Agent.

If any distributions on the Trust Preferred Securities would be payable on a day that is not a Business Day, that distribution shall instead be made on the next Business Day, except that if that Business Day falls in the next calendar year, the distribution shall be made on the preceding Business Day.  No interest or other payment shall be due as a result of any such adjustment.

Section 5.06.                             Voting Rights.  If at any time, the holders of [Company Preferred Securities][Subordinated Notes] [Eligible Investments] are entitled to vote under the [Company Securities Agreement] [Subordinated Notes] [Eligible Investments] [or the Subordinated Guarantee], the Trustee shall: (i) notify the Holders of the Trust Preferred Securities of such right, (ii) request specific direction from each Holder as to the vote with respect to the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] represented by such Holder’s Trust Preferred Securities, and (iii) vote the relevant [Company Preferred Securities][Subordinated Notes] [Eligible Investments] only in accordance with such specific direction.

Upon receiving notice of any meeting at which the holders of [Company Preferred Securities][Subordinated Notes] [Eligible Investments] are entitled to vote, the Trustee shall, as soon as practicable, mail to the Holders of the Trust Preferred Securities a notice as provided under Section 8.04.  The [Grantor] [Guarantor] shall provide the form of notice to the Trustee to be forwarded to the Holders of the Trust Preferred Securities.  The notice shall contain: (i) all the information that is contained in the notice announcing the meeting of the holders of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments], (ii) a statement that the Holders of the Trust Preferred Securities shall be entitled, subject to any applicable provision of law, to direct the Trustee specifically as to the exercise of the voting rights pertaining to the [Company Preferred Securities][Subordinated Notes][Eligible Investments] represented by their respective Trust Preferred Securities, and (iii) a brief description of the manner in which the Holders of the Trust Preferred Securities may give such specific directions.

If the Trustee receives a written direction from a Holder, the Trustee shall vote, or cause to be voted, the corresponding portion of such Holder’s Trust Preferred Securities in accordance with the instructions set forth in the direction.  If the Trustee does not receive specific instructions from any Holder, the Trustee shall abstain from voting the corresponding portion of such Holder’s Trust Preferred Securities.

The [Grantor] [Guarantor] hereby agrees to take, or cause to be taken, all reasonable action that may be deemed necessary by the Trustee in order to enable the Trustee to vote such [Company Preferred Securities][Subordinated Notes] [Eligible Investments] or cause such [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] to be voted.

The Holders of a Majority in liquidation amount of the outstanding Trust Preferred Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, as holder of the [Company Preferred Securities][Subordinated Notes] [Eligible Investments], under the [Subordinated Guarantee][or the Company Securities Agreement][Subordinated Notes][Eligible Investments] or as Trustee under this Trust Agreement; provided  that (i) such direction shall not be in conflict with any rule of law or with this Trust Agreement, the [Company Securities Agreement] [Subordinated Notes] [Eligible Investments] [or the Subordinated Guarantee], (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and (iii) subject to the provisions of Section 6.02, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by an officer or officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

ARTICLE VI

THE TRUSTEE; THE DELAWARE TRUSTEE

Section 6.01.                             Eligibility.  (a) The Trust shall at all times have a Trustee that is not an Affiliate of the Grantor and is a bank that is organized and doing business under the laws of any state or the laws of the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such bank publishes reports of conditions at least annually, pursuant to law or to the requirements of federal or state supervising or examining authority, then for the purposes of this Section 6.01, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

If the Trustee ceases to be eligible in accordance with the provisions of this Section 6.01, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.03.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Grantor (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

The Trustee shall make available for inspection by Holders of the Trust Preferred Securities at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the [Grantor] [Guarantor] by the Trustee as the holder of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments].

Promptly upon request from time to time by the [Grantor][Guarantor], the Trustee shall cause the Registrar to furnish to it a list as of a recent date, of the names, addresses and holdings of all Persons in whose names Trust Preferred Securities are registered on the Register.

(b)                                 There shall at all times be a Delaware Trustee.  The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

Section 6.02.                             Obligations of the Trustee.  (a) The Trustee, before the occurrence of any default with respect to the Trust Preferred Securities and after the curing or waiver of all such defaults that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement and no implied covenants shall be read into this Trust Agreement against the Trustee.  In case any default with respect to the Trust Preferred Securities has occurred (that has not been cured or waived pursuant to Section 2.06) of which an officer of the Trustee responsible for the administration of this Trust Agreement has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.  Subject to these requirements, the Trustee shall be under no obligation to exercise any of the powers vested in it by this Trust Agreement or conferred on the Trustee as holder of the [Company Preferred Securities][Subordinated Notes] [Eligible Investments] [and related rights under the Subordinated Guarantee] at the direction of the Holders, unless such Holders offer the Trustee reasonable indemnity against all costs, expenses and liabilities that might be incurred by exercising those powers.

(b)                                 No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     prior to the occurrence of any default with respect to the Trust Preferred Securities and after the curing or waiving of all such defaults that may have occurred:

(A)                              the duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust Agreement and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee; and

(B)                                in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement; provided that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement, but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Trust Agreement, or conferred on the Trustee as holder of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] [or otherwise under the Subordinated Guarantee] [or the Company Securities Agreement].

(iv)                              the Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Trust Estate shall be to deal with such property in a similar manner as the Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Trustee under this Trust Agreement and the Trust Indenture Act.

(v)                                 No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)                                  The Trustee shall cause its authorized signatories to execute and deliver on behalf of the Trust any and all documents and certificates as in the opinion of the Trustee may be desirable in connection with the issuance of the Trust Preferred Securities.

The Grantor may instruct the Trustee to dissolve the Trust and, to the extent permitted by applicable law, distribute the Trust Estate on a pro rata basis to the Holders of the Trust Preferred Securities in the case of either a Tax Event with respect to the Trust or an Investment Company Event with respect to the Trust.

In the event that the Trustee is uncertain as to application or interpretation of any provision of this Trust Agreement or must choose between alternative courses of action, the Trustee may seek the instructions of the Grantor by written notice requesting instructions.  The Trustee shall take and be protected in taking such action as has been directed by the Grantor; provided that, if the Trustee does not receive instructions within ten days or such shorter time as is set forth in such notice, the Trustee shall be under no duty to take or refrain from taking such action and shall be fully protected in any course of action taken by it in good faith not inconsistent with this Trust Agreement as it shall deem advisable and in the interest of the Holders of the Trust Preferred Securities.

The Trustee and its Affiliates may own, buy, sell or deal in any class of securities of the Grantor and its Affiliates and in Trust Preferred Securities or become financially interested in any transaction in which the Grantor or its Affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Trustee hereunder.  The Trustee may also act as transfer agent or registrar of any of the securities of the Grantor and its Affiliates or act in any other capacity for the Grantor or its Affiliates.

The Trustee (and its officers, directors, employees and agents) makes no representation nor shall it have any liability for or responsibility with respect to the issuance of the Trust Preferred Securities (except for its signatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Trustee is responsible for its representations and warranties in the next succeeding paragraph.

The Trustee assumes no responsibility for the correctness of the description that appears in the Trust Preferred Securities, which can be taken as a statement of the Grantor summarizing certain provisions of this Trust Agreement.  Notwithstanding any other provision herein or in the Trust Preferred Securities, the Trustee makes no warranties or representations as to the validity, genuineness or sufficiency of the Trust Preferred Securities or the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments], as to the validity or sufficiency of this Trust Agreement, [the Company Securities Agreement][Subordinated Notes] [Eligible Investments] [or the Subordinated Guarantee], as to the value of the Trust Preferred Securities or the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] or as to any right, title or interest of the Holders of the Trust Preferred Securities, except that the Trustee hereby represents and warrants as follows: (i) the Trustee has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power, authority and legal right under such laws to execute, deliver and carry out the terms of this Trust Agreement; (ii) this Trust Agreement has been duly authorized, executed and delivered by the Trustee; and (iii) this Section 6.02 constitutes a valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms subject to equitable principles and bankruptcy, insolvency, moratorium, receivership and other similar laws affecting the enforcement of creditors’ rights generally.  Notwithstanding anything herein or in any other document to the contrary, to the maximum extent provided in Section 3803(b) of the Statutory Trust Act, a trustee of the Trust, when acting in such capacity, shall not be personally liable to any Person other than the Trust and the beneficial owners thereof for any act, omission or obligation of the

Trust or any other trustee or other agent or representative of the Trust; provided, that no trustee hereunder shall be liable to any Person for the acts, omissions or obligations of any other trustee hereunder or of the Grantor and the Trustee shall have no liability to any Person for the acts, omissions or obligations of any agent or representative of the Trust appointed in accordance with the following paragraph.

In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.  The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate executed by any officer of the Grantor.

In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Trust Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

References to “default” in this Section 6.02 shall only have effect if this Trust Agreement is amended and restated to provide for any defaults with respect to the Trust Preferred Securities.

Section 6.03.                             Resignation and Removal of the Trustee and Delaware Trustee; Appointment of Successor Trustee.  The Trustee and the Delaware Trustee may resign as Trustee or Delaware Trustee, as applicable, at any time by giving notice of its resignation to the Grantor.  The Trustee and the Delaware Trustee may be removed by the Grantor at any time by notice of such removal delivered to the Trustee or Delaware Trustee, as applicable.  Any resignation or removal of the Trustee or Delaware Trustee, as applicable, shall take effect upon the appointment of a qualified successor trustee and the successor’s acceptance of such appointment as hereinafter provided.

If the Trustee or the Delaware Trustee shall resign or be removed, the Grantor shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor trustee, which shall meet the applicable eligibility requirements of Section 6.01.

If a successor Trustee or Delaware Trustee shall not have been appointed in 45 days, the resigning Trustee or Delaware Trustee may petition a court of competent jurisdiction to appoint a successor trustee, and the expenses of such proceeding shall be borne by the Grantor.  Every successor trustee shall execute and deliver to its predecessor and to the Grantor an instrument in writing accepting its appointment hereunder, and thereupon the resigning or removed Trustee or Delaware Trustee shall be fully released and discharged of the trusts and duties of the Trustee or Delaware Trustee hereunder and such successor trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee or Delaware Trustee under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Grantor, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and in the case of the Trustee, shall duly assign, transfer and deliver all rights, title and interest in the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] and any moneys or property held hereunder to such successor and shall deliver or cause the Registrar to deliver to such successor a list of the Holders of all outstanding Trust Preferred Securities.  Any successor trustee shall promptly mail notice of its appointment to the Holders of the Trust Preferred Securities.

Any Person into or with which the Trustee or the Delaware Trustee may be merged, consolidated or converted, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Delaware Trustee, shall be the successor of such Trustee or Delaware Trustee without the execution or filing of any document or any further act, provided such Person shall be eligible under the provisions of the second preceding paragraph.  In connection with any such succession, the Trustee and the Delaware Trustee shall file an amendment to the Certificate of Trust as required by the Statutory Trust Act.

Section 6.04.                             Notices.  The Grantor agrees that it shall give timely notice to the Trustee and any Paying Agent of any record date for the Company Preferred Securities Certificates, which record date, shall become the record date with respect to the Trust Preferred Securities pursuant to Section 5.04.

Notices to the Holders of the Trust Preferred Securities shall be given as described in Section 8.04.

Section 6.05.                             Status of Trust.  It is intended that the Trust shall constitute a grantor trust under the Internal Revenue Code of 1986, as amended, and shall not be an “investment company” under the Investment Company Act.  The Grantor agrees to prepare and file all tax returns and reports on behalf of the Trust.

Section 6.06.                             [Reserved]

Section 6.07.                             Indemnification by the Grantor and Guarantor.  To the fullest extent permitted by law, the Grantor and the Guarantor (each, an “Indemnifying Person”), jointly and severally, agree to indemnify and defend the Trustee, the Delaware Trustee, the Registrar, any transfer agent and any Paying Agent and their directors, officers, employees and agents against (each, an “Indemnified Person”), and hold each of them harmless from, any loss, liability, damage, claim or expense (including reasonable attorneys’ fees) that may arise out of or in connection with its acting as the Trustee, the Delaware Trustee or the Registrar, transfer agent or Paying Agent, respectively, under this Trust Agreement, and the Trust Preferred Securities, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such Person or Persons.

Promptly after receipt by an Indemnified Person of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Indemnifying Persons, notify the Indemnifying Persons in writing of the commencement thereof; provided that, failure to give such prompt notice shall not impair the obligations of the Indemnifying Persons hereunder except to the extent that such failure to provide notice materially prejudices the Indemnifying Persons.  The Indemnifying Persons shall be entitled to appoint counsel of their choice at their expense to represent the Indemnified Persons in any action for which indemnification is sought; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Persons.  The Indemnifying Persons will not, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

This Section 6.07 and Section 6.08 and the obligations of the Grantor and the Guarantor thereunder shall survive the termination of the Trust and this Agreement.

Section 6.08.                             Fees, Charges and Expenses.  All charges or expenses of the Trust, including the charges or expenses of the Trustee and the Delaware Trustee or any Trustee’s or Delaware Trustee’s counsel or agent hereunder or of any Registrar, transfer agent or Paying Agent, shall be paid by the Guarantor, or one of its branches or subsidiaries, except that, if the Trustee incurs fees, charges or expenses for which it is not otherwise liable under this Trust Agreement at the request or direction of a Holder, such Holder shall be liable for such fees, charges and expenses.

The Trustee shall have a lien prior to the Trust Preferred Securities upon all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to Section 6.07 or this Section 6.08, except with respect to funds held in trust for the benefit of the Holders of Trust Preferred Securities.

Section 6.09.                             Appointment of Co-Trustee or Separate Trustee.  (a) Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any property of the Trust must at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders of the Trust Preferred Securities, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 6.09, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as successor trustee under Section 6.03 and no notice to the Holders of the Trust Preferred Securities of the appointment of any co-trustee or separate trustee shall be required; provided, however, that any co-trustee or separate trustee must be a U.S.  person for U.S.  federal income tax purposes.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon and exercised or performed by the Trustee shall be exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event, such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)                                  the Trustee shall not be personally liable by reason of any act or omission of any separate trustee or co-trustee; and

(iii)                               the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Grantor.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.10.                             Delaware Trustee.  The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Act that the Trust have at least one trustee with a principal place of business in the State of Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Trustee.  The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Act.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Holders of the Trust Preferred Securities, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Trust Agreement.  The Delaware Trustee shall have no liability for the acts or omissions of the Trustee.  The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities under this Trust Agreement and with respect to the Trust as the Trustee.

ARTICLE VII

AMENDMENT AND TERMINATION

Section 7.01.                             Supplemental Trust Agreement.  The Grantor and the Trustee (without the Delaware Trustee) may, at any time and from time to time, without the consent of the Holders of the Trust Preferred Securities, amend or supplement this Trust Agreement, in form satisfactory to the Trustee, for any of the following purposes:

(a)                                  to evidence the succession of another partnership, corporation or other entity to the Grantor and the assumption by any such successor of the covenants of the Grantor herein contained; or

(b)                                 to add to the covenants of the Grantor for the benefit of the Holders of the Trust Preferred Securities, or to surrender any right or power herein conferred upon the Grantor; or

(c)                                  (i) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided that any such action taken shall not materially adversely affect the interests of the Holders of the Trust Preferred Securities;

(d)                                 to cure any ambiguity or correct any mistake; or

(e)                                  to provide for the issuance of multiple series of Trust Preferred Securities and to make such related changes to this Trust Agreement as shall be necessary or desirable to provide for the issuance of more than one series of Trust Preferred Securities provided that any such provision shall not result in a Tax Event.

Any other amendment or agreement supplemental hereto must be in writing and approved by Holders of a Majority in liquidation amount of the then outstanding Trust Preferred Securities.

In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Trust Agreement, the Trustee shall be entitled to receive, and (subject to Section 6.02) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Trust Agreement.  The Trustee may, but shall not be obligated to, enter into any such supplemental agreement which affects the Trustee’s own rights, duties or immunities under this Trust Agreement or otherwise.

Section 7.02.                             Termination.  The Trust shall dissolve upon the earliest to occur of: (i) the redemption of all of the Trust Preferred Securities, (ii) [the delivery of a final distribution of the Company Preferred Securities to the Holders of the Trust Preferred Securities][the redemption of all of the [Subordinated Notes][Eligible Investments]], (iii) dissolution of the Trust in accordance with the following paragraph [or] (iv) in the event a liquidation of the Grantor] is commenced, as contemplated in Section 5.03 hereof [If the Company Preferred Securities may be withdrawn from the Trust insert: or (v) withdrawal of all of the Company Preferred Securities from the Trust].  The dissolution, winding up and termination of the Trust shall be performed in accordance with Section 3808 of the Statutory Trust Act, and the Trustee shall have the power and authority to wind up the affairs of the Trust in accordance therewith pursuant to the direction of the Grantor.  This Agreement shall terminate upon the filing of a certificate of cancellation as provided in Section 3810 of the Statutory Trust Act.

The Grantor may instruct the Trustee to dissolve the Trust and distribute the Company Preferred Securities on a pro rata basis to the Holders of the Trust Preferred Securities in the case of either a Tax Event with respect to the Trust or an Investment Company Act Event with respect to the Trust.  Except as provided in Section 6.07 and Section 6.08, upon termination of the Trust in accordance with the foregoing, the respective obligations and responsibilities of the Trustee, the Delaware Trustee and the Grantor created hereby shall terminate.

The Trustee shall notify the Paying Agent and the Holders of the Trust Preferred Securities of any such amendment or termination of the Trust Agreement within a reasonable period of time.

Upon the completion of winding up of the Trust, including the payment or the making reasonable provisions for payment of all obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Act, the Trustee shall, at the expense of the Grantor, file a certificate of cancellation with the Delaware Secretary of State in accordance with Section 3810 of the Statutory Trust Act, at which time the Trust shall terminate.  The Grantor shall act as the liquidator of the Trust and shall be responsible for directing the Trustee to take all required actions in connection with winding up and dissolution of the Trust.

ARTICLE VIII

MISCELLANEOUS

Section 8.01.                             Counterparts.  This Trust Agreement may be executed by the Grantor, the Delaware Trustee, the Trustee and the Guarantor in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.  Copies of this Trust Agreement shall be filed with the Trustee and shall be open to inspection during business hours at the Corporate Office by any Holder of a Trust Preferred Security.

Section 8.02.                             Exclusive Benefits of Parties.  This Trust Agreement is for the exclusive benefit of the parties hereto and the Holders of the Trust Preferred Securities, and their respective successors and assigns, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

Section 8.03.                             Invalidity of Provisions.  In case any one or more of the provisions contained in this Trust Agreement or of the Trust Preferred Securities should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof or thereof shall in no way be affected, prejudiced or disturbed thereby (to the extent permitted by law).

Section 8.04.                             Notices.  Any notices to be given to the Grantor hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopier, addressed to the Grantor at:

[Credit Suisse Group Capital (Delaware) LLC III]

[Credit Suisse Group Capital (Guernsey) X Limited]

Helvetia Court

South Esplanade

St.  Peter Port

Guernsey, Channel Islands GY1 3WF

Telephone: +44-1481-724-605

Facsimile: +44-1481-700-234

With copies to:

Credit Suisse Group

Paradeplatz 8

P.O.  Box 1

CH-8070, Zurich, Switzerland

Attention: General Counsel

Telephone: +41-44-332-5112

Facsimile: +41-44-210-2120

or at any place where the Grantor maintains its principal executive office.

Any notices to be given to the Trustee hereunder or under the Trust Preferred Securities shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telecopier, addressed to the Trustee at the Corporate Office.

Notices to the Holders of the Trust Preferred Securities shall be given by delivery of the relevant notice to DTC, Euroclear, Clearstream and any other relevant securities clearing system for communication by each of them to entitled Clearing System Participants, and, as long as the Trust Preferred Securities are listed on one or more stock exchanges and the rules of such stock exchange(s) so require, notices shall also be published in the manner that the rules of such stock exchange(s) may require.  [If the Trust Preferred Securities will be listed on a stock exchange insert any notices required by such exchange.]

If the Trust Preferred Securities are no longer held in the name of DTC or its nominee, notice to the Holders of the Trust Preferred Securities shall be mailed by first-class mail, postage prepaid, to the Holders’ addresses appearing in the records of the Trust maintained by the Registrar.

Delivery of a notice sent by mail shall be deemed to be effected at the time when the same is deposited, postage prepaid, in a post office letter box.  Delivery of a notice personally delivered or sent by telecopier shall be deemed to be effected at the time it is received.

Section 8.05.                             Holders of the Trust Preferred Securities Are Parties.  Notwithstanding that Holders of the Trust Preferred Securities from time to time have not executed and delivered this Trust Agreement or any counterpart thereof, the Holders of the Trust Preferred Securities from time to time shall be bound by all of the terms and conditions hereof and of the Trust Preferred Securities by acceptance of delivery of Trust Preferred Securities.

Section 8.06.                             Governing Law, Waiver of Trial by Jury.  THIS TRUST AGREEMENT AND THE TRUST PREFERRED SECURITIES AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED

BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  Each of the Grantor, the Trustee and the Delaware Trustee irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Trust Agreement or the transactions contemplated hereby.

Section 8.07.                             Headings.  The headings of articles and sections of this Trust Agreement and the Trust Preferred Securities have been inserted for convenience only and are not to be regarded as part of this Trust Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Trust Preferred Securities.

Section 8.08.                             Trust Preferred Securities Non-Assessable and Fully Paid.  The Holders of the Trust Preferred Securities shall not be personally liable for obligations of the Trust to the fullest extent permitted by law, the interests in the Trust represented by the Trust Preferred Securities shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and the Trust Preferred Securities upon delivery thereof by the Trustee pursuant to this Trust Agreement are and shall be deemed fully paid.

Section 8.09.                             No Preemptive Rights.  No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional interest in the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution.

Section 8.10.                             Survival.  The rights and protections of the Trustee and the Delaware Trustee hereunder, including, without limitation, their right to defense, indemnity, expense reimbursement and compensation for their services hereunder, shall survive the termination of the Trust and this Trust Agreement and the resignation or removal of the Trustee and the Delaware Trustee.

IN WITNESS WHEREOF, the Grantor, the Delaware Trustee and the Trustee have duly executed this Trust Agreement as of the day and year first above set forth.

[CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC III] [CREDIT SUISSE GROUP CAPITAL (GUERNSEY) X LIMITED], as Grantor

By
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By
Name:
Title:

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By
Name:
Title:

Credit Suisse Group AG joins in this Trust Agreement solely for purposes of obligating itself under Sections 5.02, 5.04, 5.05, 5.06, 6.07 and 6.08 of this Trust Agreement and not as grantor, trustee or beneficiary.

CREDIT SUISSE GROUP AG

By
Name:
Title:

By
Name:
Title:

Exhibit A

THIS [GLOBAL]* CERTIFICATE IS ISSUED IN RESPECT OF AN ISSUE OF THE [INSERT TITLE OF TRUST PREFERRED SECURITIES] (THE “TRUST PREFERRED SECURITIES”) OF CREDIT SUISSE GROUP CAPITAL (DELAWARE) TRUST III (THE “TRUST”), ISSUED PURSUANT TO AN AMENDED AND RESTATED TRUST AGREEMENT DATED AS OF [ ] (THE “AGREEMENT”) OF THE TRUST AND IS GOVERNED BY THE TERMS AND CONDITIONS OF THE AGREEMENT GOVERNING THE TRUST PREFERRED SECURITIES, WHICH TERMS AND CONDITIONS ARE INCORPORATED HEREIN BY REFERENCE AND, EXCEPT AS OTHERWISE PROVIDED HEREIN, SHALL BE BINDING ON THE TRUST, [CREDIT SUISSE GROUP CAPITAL (DELAWARE) LLC III] [CREDIT SUISSE GROUP CAPITAL (GUERNSEY) X LIMITED] (THE “GRANTOR”) AND THE HOLDER HEREOF AS IF FULLY SET FORTH HEREIN.  UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS USED HEREIN SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

[THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE AGREEMENT AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

TRUST PREFERRED SECURITY OF

CREDIT SUISSE GROUP CAPITAL (DELAWARE) TRUST III,
a Delaware Statutory Trust,
liquidation amount $[Insert minimum denomination] per security

*

  Insert in Global Certificates only

CERTIFICATE NO.-	COMMON CODE: -
- ISIN NUMBER: -

The Bank of New York Mellon, not in its individual capacity, but solely as property trustee (the “Trustee”) on behalf of the above-named Trust, hereby certifies that [Cede & Co.]* is the registered owner of $[    ] aggregate liquidation amount of [Insert title of Trust Preferred Securities], stated liquidation amount $[Insert minimum denomination] per security (“Trust Preferred Securities”), representing undivided beneficial interests in the Trust Estate (as defined in the Trust Agreement referred to below) deposited in trust by [Credit Suisse Group Capital (Delaware) LLC III, a Delaware limited liability company] [Credit Suisse Group Capital (Guernsey) X Limited] (the “Grantor”) with the Trustee pursuant to an Amended and Restated Trust Agreement of Credit Suisse Group Capital (Delaware) Trust III, dated as of [    ] (as amended or supplemented from time to time, the “Trust Agreement”) among the Grantor, the Trustee and BNY Mellon Trust of Delaware, as Delaware Trustee (the “Delaware Trustee”).  Subject to the terms of the Trust Agreement, the registered Holder hereof owns an undivided beneficial interest in the Trust Estate held by the Trustee under the Trust Agreement.

(i)                                     The Trust Agreement.  The Trust Preferred Securities are issued upon the terms and conditions set forth in the Trust Agreement.  The Trust Agreement (a copy of which is on file at the Corporate Office of the Trustee) sets forth the rights of Holders of the Trust Preferred Securities and the rights and duties of the Trustee, the Delaware Trustee and the Grantor.  The statements made herein are summaries of certain provisions of the Trust Agreement and are subject to the detailed provisions thereof, to which reference is hereby made.  In the event of any conflict or discrepancy between the provisions hereof and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall govern.  Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Trust Agreement.

(ii)                                  Enforcement of Rights [If the Company Preferred Securities may be withdrawn from the Trust insert; Withdrawal of Company Preferred Securities].  To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustee or any other Holder, each Holder shall be entitled to enforce, in the name of the Trust, the rights of the Trust in respect of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] [the related rights under the Subordinated Guarantee] corresponding to the Trust Preferred Securities held by such Holder.  Any recovery on such enforcement action shall belong solely to such Holder who brought the action, not to the Trust, the Trustee or any other Holder individually or to Holders as a group.

[If the Company Preferred Securities may be withdrawn from the Trust insert: Any beneficial owner of Trust Preferred Securities may withdraw all, but not less than all, of the number of Company Preferred Securities corresponding to such Trust Preferred

Securities by providing a written notice to the Trustee, with evidence of beneficial ownership in form satisfactory to the Trustee, and providing to the Grantor such documents or information as the Grantor may request for tax reporting purposes at the Corporate Office.  Such notice shall also be deemed to be such beneficial owner’s agreement to be subject to the terms of the Company Securities Agreement.]

(iii)                               Distributions.  Whenever (and to the extent) the Trust receives any cash payments representing a [Dividend] [Interest Payment][other payment] or redemption payment on the [Company Preferred Securities][Subordinated Notes][Eligible Investments], or payments from the Guarantor pursuant to the Subordinated Guarantee, the Trustee acting directly or through any Paying Agent shall distribute such amounts to Holders of Trust Preferred Securities on the record date therefor, in proportion to the respective liquidation amounts of the Trust Preferred Securities held by such Holders.

(iv)                              Redemptions.  The Trust Preferred Securities shall be redeemed only upon redemption of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments].

If the [Grantor redeems the Company Preferred Securities][Guarantor redeems the Subordinated Notes][Eligible Investments are redeemed] in accordance with the [Company Securities Agreement] [Subordinated Notes] [Eligible Investments], then the [Grantor] [Guarantor] shall give the Trustee at least 30 days’ prior notice.  The Trustee shall mail a notice of the redemption not less than 25 days prior to the date fixed for redemption of the [Company Preferred Securities][Subordinated Notes][Eligible Investments] to the Holders of the Trust Preferred Securities.  No defect in the notice of redemption or in the mailing or delivery thereof or publication of its contents shall affect the validity of the redemption proceedings.

If only some of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities to be redeemed shall be selected in accordance with DTC’s procedures.  If the Trust Preferred Securities do not remain registered in the name of DTC or its nominee and only some of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities shall be redeemed proportionally or selected for redemption by the Trustee pursuant to the rules of any securities exchange on which the Trust Preferred Securities are listed at that time or by such method as the Trustee shall deem fair and appropriate.  The Grantor shall promptly notify in writing the Registrar and Transfer Agent for the Trust Preferred Securities of the Trust Preferred Securities selected for partial redemption in accordance with the foregoing provisions.

On the date of redemption of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments], so long as the [Grantor] [Guarantor] has deposited, or caused to be deposited, with the Paying Agent on behalf of the Trust the aggregate amount payable upon redemption of all the [Company Preferred Securities][Subordinated Notes][Eligible Investments] held by the Trust to be redeemed, the Paying Agent on behalf of the Trust shall, if the Trust Preferred Securities are represented by Global Certificates, irrevocably deposit with DTC funds sufficient to pay the redemption price and give DTC irrevocable instructions to pay the redemption price to the Holders of the Trust Preferred Securities to be redeemed.

(v)                                 [Distributions in Liquidation of Grantor.  Upon receipt by the Trust of any Liquidation Preference from the Grantor upon the liquidation of the Grantor, after satisfaction of creditors of the Trust required by applicable law, the Trust shall distribute the same to Holders of the Trust Preferred Securities on the record date therefor, in proportion to the respective Liquidation Preference of the number of Company Preferred Securities corresponding to the Trust Preferred Securities held by such Holders.]

(vi)                              Fixing of Record Date for Holders of the Trust Preferred Securities.  Each Regular Distribution on the Trust Preferred Securities shall be payable to the Holders of record as they appear on the Register on the corresponding record date.  The record date for Regular Distributions is the fifteenth calendar day prior to the relevant Distribution Date.  Whenever any other distribution shall become payable, or whenever the Trustee shall receive notice of any meeting at which holders of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] are entitled to vote or of which holders of the [Company Preferred Securities][Subordinated Notes][Eligible Investments] are entitled to notice, the Trustee shall in each such instance fix a record date (which shall be the same date as the record date fixed with respect to the [Company Preferred Securities][Subordinated Notes][Eligible Investments], of which the [Grantor][Guarantor] shall promptly inform the Trustee) for the determination of the Holders of the Trust Preferred Securities who shall be entitled (i) to receive such distribution or (ii) to receive notice of, and to give instructions for the exercise of voting rights at, any such meeting.

(vii)                           Payment of Distributions.  As long as the Trust Preferred Securities are in book-entry form, payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates.  The payments shall be distributed to participants, indirect participants and beneficial owners of the Trust Preferred Securities in accordance with DTC’s procedures.

If definitive Trust Preferred Securities are issued, payments on the Trust Preferred Securities shall be made by check mailed to the address of the Holder entitled to receive the payment, as such address appears in the Register.  Payments of the redemption price of and distributions in liquidation on, Trust Preferred Securities shall be made upon surrender of such Trust Preferred Securities at the office of the Paying Agent.

(viii)                        Voting Rights.  If at any time, the holders of [Company Preferred Securities][Subordinated Notes][Eligible Investments] are entitled to vote under the [Company Securities Agreement][Subordinated Notes][Eligible Investments] [Subordinated Guarantee], the Trustee shall: (i) notify the Holders of the Trust Preferred Securities of such right, (ii) request specific direction from each Holder as to the vote with respect to the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] represented by such Holder’s Trust Preferred Securities, and (iii) vote the relevant [Company Preferred Securities] [Subordinated Notes] [Eligible Investments] only in accordance with such specific direction.

Upon receiving notice of any meeting at which the holders of [Company Preferred Securities][Subordinated Notes][Eligible Investments] are entitled to vote, the Trustee shall, as soon as practicable, mail to the Holders of the Trust Preferred Securities a notice.  The [Grantor][Guarantor] shall provide the form of notice to the Trustee to be forwarded to the Holders of the Trust Preferred Securities.  The notice shall contain: (i) all the information that is contained in the notice announcing the meeting of the holders of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments], a statement that the Holders of the Trust Preferred Securities shall be entitled, subject to any applicable provision of law, to direct the Trustee specifically as to the exercise of the voting rights pertaining to the [Company Preferred Securities][Subordinated Notes][Eligible Investments] represented by their respective Trust Preferred Securities, and (iii) a brief description of the manner in which the Holders of the Trust Preferred Securities may give such specific directions.

If the Trustee receives a written direction from a Holder, the Trustee shall vote, or cause to be voted, the corresponding portion of such Holder’s Trust Preferred Securities in accordance with the instructions set forth in the directions.  If the Trustee does not receive specific instructions from any Holder, the Trustee shall abstain from voting the corresponding portion of such Holder’s Trust Preferred Securities.

(ix)                                Transfer and Exchange of Trust Preferred Securities.  Subject to the terms and conditions of the Trust Agreement, the Registrar shall register the transfers on the Register from time to time of Trust Preferred Securities upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law.  Upon such surrender, the Trustee shall execute and, if applicable, the Registrar shall countersign, a new Trust Preferred Security of a like aggregate liquidation amount and deliver the same to or upon the order of the Person entitled thereto.

Upon surrender of a Trust Preferred Security at the office of the Registrar or such other office as the Trustee may designate for the purpose of effecting an exchange of Trust Preferred Securities, subject to the conditions to transfer set forth in the Trust Agreement, the Trustee shall execute and, if applicable, the Registrar shall countersign and deliver, a new Trust Preferred Security of a like aggregate liquidation amount as the Trust Preferred Security surrendered.

As a condition precedent to the registration of the transfer or exchange of any Trust Preferred Security, the Registrar, may require (i) the production of proof satisfactory to it as to the identity and genuineness of any signature; (ii) compliance with such regulations, if any, as the Trustee or the Registrar may establish not inconsistent with the provisions of the Trust Agreement; and (iii) such other information as the Registrar may reasonably request.

No Holder may require the transfer of any Trust Preferred Security to be registered during the period of fifteen days ending on the due date for any payment of the liquidation amount on the Trust Preferred Securities.  The Trust shall not be required to register, or cause others to register, the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

(x)                                   Title to Trust Preferred Securities.  It is a condition of the Trust Preferred Securities, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Trust Preferred Security, when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however,  that until the transfer of this Trust Preferred Security shall be registered on the books of the Trust, the Trustee, the Registrar and the Grantor may, notwithstanding any notice to the contrary, treat the Holder hereof at such time as the absolute owner hereof for the purpose of determining the Person entitled to distributions (subject to Section 5.04 of the Trust Agreement) or to any notice provided for in the Trust Agreement and for all other purposes.

(xi)                                Reports, Inspection of Transfer Books.  The Trustee shall make available for inspection by Holders of the Trust Preferred Securities at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received by the Trustee as the record holder of the [Company Preferred Securities] [Subordinated Notes] [Eligible Investments].  The Registrar shall keep books at its corporate trust office for the registration of transfer of Trust Preferred Securities, which books at all reasonable times shall be open for inspection by the Holders of the Trust Preferred Securities as and to the extent provided by applicable law.

(xii)                             Supplemental Trust Agreement.  The Grantor and the Trustee may, at any time and from time to time, without the consent of the Holders of the Trust Preferred Securities, amend or supplement the Trust Agreement, in form satisfactory to the Trustee, for any of the following purposes: (a) to evidence the succession of another partnership, corporation or other entity to the Grantor and the assumption by any such successor of the covenants of the Grantor contained therein; (b) to add to the covenants of the Grantor for the benefit of the Holders of the Trust Preferred Securities, or to surrender any right or power therein conferred upon the Grantor; (c)(i) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or (ii) to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such action shall not materially adversely affect the interests of the Holders of the Trust Preferred Securities; (d) to cure any ambiguity or correct any mistake; or (e) to provide for the issuance of multiple series of Trust Preferred Securities and to make such related changes to this Trust Agreement as shall be necessary or desirable to provide for the issuance of more than one series of Trust Preferred Securities, provided  that any such provision shall not result in a Tax Event.  Any other amendment or agreement supplemental thereto must be in writing and approved by Holders of more than 50% in liquidation amount of the then outstanding Trust Preferred Securities.

(xiii)                          Governing Law.  The Trust Agreement and this Trust Preferred Security and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of Delaware without regard to conflicts of laws principles.

(xiv)                         Trust Preferred Security Non-Assessable and Fully Paid.  Holders of the Trust Preferred Securities shall not be personally liable for obligations of the Trust to the fullest extent permitted by law, the interest in the Trust represented by the Trust Preferred Securities shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever and the Trust Preferred Securities upon delivery thereof by the Trustee pursuant to the Trust Agreement are and shall be deemed fully paid.

(xv)                            Liability of Holders of the Trust Preferred Securities.  Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(xvi)                         No Preemptive Rights.  No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional interest in the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution.

This Trust Preferred Security shall not be entitled to any benefits under the Trust Agreement or be valid or obligatory for any purpose unless this Trust Preferred Security shall have been executed by the Trustee by the manual signature of a duly authorized signatory of theTrustee; provided, however, that such signature may be a facsimile if a Registrar (other than the Trustee) shall have countersigned this Trust Preferred Security by manual signature of a duly authorized signatory of the Registrar.

THE TRUSTEE IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY [COMPANY PREFERRED SECURITIES][SUBORDINATED NOTES][ELIGIBLE INVESTMENTS].  THE TRUSTEE ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE GRANTOR SUMMARIZING CERTAIN PROVISIONS OF THE TRUST AGREEMENT.  THE TRUSTEE MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF THE [COMPANY PREFERRED SECURITIES][SUBORDINATED NOTES][ELIGIBLE INVESTMENTS] OR OF THE TRUST PREFERRED SECURITIES; OR AS TO THE VALIDITY OR SUFFICIENCY OF THE TRUST AGREEMENT, [THE COMPANY SECURITIES AGREEMENT] [SUBORDINATED NOTES][ELIGIBLE INVESTMENTS] [OR THE SUBORDINATED GUARANTEE]; OR AS TO THE VALUE OF THE TRUST PREFERRED SECURITIES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE HOLDERS OF THE TRUST PREFERRED SECURITIES IN AND TO THE TRUST PREFERRED SECURITIES.

Dated: [    ]

CREDIT SUISSE GROUP CAPITAL (DELAWARE)
TRUST III

By:	The Bank of New York Mellon, not in its individual
capacity, but solely as Trustee on behalf of the Trust

By:
Name:
Title:

[Countersigned:

The Bank of New York Mellon, as Registrar

By:
Name:
Title:	Authorized Signatory]